Exhibit 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                One Ameren Plaza
                                                            1901 Chouteau Avenue
                                                             St. Louis, MO 63103

Contact:

  Media                        Analysts                     Investors
  Tim Fox                      Bruce Steinke                Investor Services
  (314) 554-3120               (314) 554-2574               invest@ameren.com
  tfox2@ameren.com             bsteinke@ameren.com


FOR IMMEDIATE RELEASE
---------------------

                   AMEREN REPORTS FIRST QUARTER 2003 EARNINGS

     St. Louis, Mo., April 30, 2003---Ameren Corporation (NYSE: AEE) today announced 2003 first quarter net income of $101 million, or 63 cents per share, compared to net income of $59 million, or 42 cents per share, in the first quarter of 2002. The company recorded a net after-tax gain of $18 million, or 11 cents per share, in the first quarter of 2003, due to the adoption of a new accounting standard related to the recognition of asset retirement obligations. Excluding this item, the company reported ongoing 2003 first quarter net income of $83 million, or 52 cents per share. There were no unusual gains or losses in the first quarter of 2002. All per share earnings are basic and diluted.

     "A return to more normal weather, improved power prices in the energy markets and solid availability of our low cost electric generating plants boosted our ongoing earnings this quarter over the prior year period," said Charles W. Mueller, chairman and chief executive officer of Ameren Corporation. "Our strong first quarter earnings, coupled with the completion of the CILCORP acquisition ahead of our original schedule, put us on target to meet our goals for 2003."

     On Jan. 31, 2003, the company completed its acquisition of CILCORP Inc., including its utility subsidiary, Central Illinois Light Company, now operating as AmerenCILCO. Consequently, CILCORP's operating results for February and March 2003 are reflected in Ameren's financial statements for the first quarter of 2003. "Upon completion of the acquisition, we immediately began to formally integrate our operations," said Gary L. Rainwater, president and chief operating officer of Ameren. "The combination of our two companies is well underway, and we continue to expect the acquisition of CILCORP to be accretive to earnings per share in year one."

                                    - more -

Add One

     Electric revenues in the first quarter of 2003 increased $109 million, as compared to 2002. Electric revenues resulting from the acquisition of CILCORP ($80 million) and higher customer demand resulting from colder winter weather than last year's abnormally warm conditions sparked the increase. In the company's pre-CILCORP acquisition service area, weather-sensitive residential and commercial electric kilowatthour sales rose 14 percent and 5 percent, respectively, in the first quarter of 2003, as compared to 2002. These positive factors were partially offset by reduced sales of emission credits and a 4 percent decline in industrial electric kilowatthour sales in the company's pre-AmerenCILCO service territory.

     Earnings from interchange sales by AmerenEnergy, Inc. on behalf of AmerenUE and AmerenEnergy Generating Company increased net income in the first quarter of 2003 by approximately 16 cents per share. This increase in earnings was principally due to significantly higher power prices and greater availability of the company's low cost generating plants.

     Margins from the distribution and sale of natural gas improved $25 million, or 10 cents per share, in the first quarter of 2003, compared to the first quarter of 2002, due to the addition of AmerenCILCO and higher customer demand, resulting from colder weather in 2003.

     Other operations and maintenance expenses increased $37 million in the first quarter of 2003, compared to 2002, due to the addition of AmerenCILCO and higher employee benefit costs. Earnings were also reduced in the first quarter of 2003 by increased depreciation and financing costs associated with the addition of AmerenCILCO and new capital additions, as well as by the dilutive effect on earnings per share of new common stock issued during the past year.

     In the first quarter of 2003, Ameren adopted the Statement of Financial Accounting Standards, No. 143 "Accounting for Asset Retirement Obligations." For the company's regulated operations, the adoption of this standard resulted primarily in an increase in both assets and liabilities associated with legal obligations for the retirement of long-lived assets of more than $200 million. For the company's unregulated operations, adoption of this standard primarily resulted in removal costs accrued in the accumulated depreciation being eliminated and recognized as income to the extent no associated legal obligation was identified. The net impact on income was an after-tax gain of $18 million, or 11 cents per share, in the first quarter of 2003 upon adoption of the new accounting standard.

                                    - more -

Add Two

     Ameren also announced today that the company was reaffirming its 2003 guidance for earnings per share before the cumulative effect of a change in accounting principle of between $2.80 and $3.05 per share. This estimate excludes the gain of 11 cents per share on the adoption of the new accounting standard and is subject to, among other things, plant operations, timely integration  of  AmerenCILCO,  weather  conditions,  energy  market and economic conditions and other risks and uncertainties outlined in the company's Forward-Looking Statements.

     Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Wednesday, April 30, to discuss first quarter 2003 earnings. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Live Webcast: First Quarter Ameren Corporation Earnings Conference Call, April 30, 2003, 10:00 a.m. ET," then the appropriate audio link.

     The analyst call will also be available for replay on the Internet for one week. Telephone playback of the conference call will also be available beginning at 11:00 a.m. (Central Time), April 30, until May 7 by dialing, U.S. (800) 428-6051; international (973) 709-2089, and entering the number: 289425.

     With assets of more than $13.5 billion, Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a capacity of more than 14,500 megawatts. Ameren serves 1.7 million electric customers and 500,000 natural gas customers in a 49,000-square-mile area of Missouri and Illinois.

Forward-Looking Statements
--------------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

     o the effects of the stipulation and agreement relating to the AmerenUE Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policy;

     o changes in laws and other governmental actions, including monetary and fiscal policy;
     o the impact on the company of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;
     o the effects of increased competition in the future due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels;
     o the effects of participation in a Federal Energy Regulatory Commission-approved regional transmission organization, including activities associated with the Midwest Independent System Operator;
     o availability and future market prices for fuel for the production of electricity, such as coal and natural gas, purchased power, electricity and natural gas for distribution, including the use of financial and derivative instruments, the volatility of changes in market prices and the ability to recover increased costs;
     o    average rates for electricity in the Midwest;
     o    business and economic conditions;
     o the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
     o    interest rates and the availability of capital;
     o    actions of ratings agencies and the effects of such actions;
     o    weather conditions;
     o    generation plant construction, installation and performance;
     o    operation of nuclear power facilities and decommissioning costs;
     o the effects of strategic initiatives, including acquisitions and divestitures;
     o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
     o future wages and employee benefits costs, including changes in returns on benefit plan assets;
     o disruptions of the capital markets or other events making the company's access to necessary capital more difficult or costly;
     o competition from other generating facilities, including new facilities that may be developed;
     o difficulties in integrating AmerenCILCO with the company's other businesses;
     o changes in the coal markets, environmental laws or regulations, or other factors adversely impacting synergy assumptions in connection with the CILCORP Inc. acquisition;
     o    cost  and  availability  of  transmission   capacity  for  the  energy
          generated by the company's generating facilities or required to satisfy energy sales made by the company; and
     o    legal and administrative proceedings.

                                      # # #

                            AMEREN CORPORATION (AEE)
                        CONSOLIDATED OPERATING STATISTICS



                                                        Three Months Ended
                                                             March 31,
                                                   ---------------------------
                                                         2003          2002
                                                   ----------      -----------
Electric Sales - KWH (in millions):

       Residential                                     4,750           3,885
       Commercial                                      4,410           3,883
       Industrial                                      3,903           3,146
       Wholesale                                       2,286           2,075
       Other                                              76              71
                                                   -----------    ------------
         Native                                       15,425          13,060
       Interchange sales                               2,421           2,972
       EEI                                               769           1,587
                                                   -----------    ------------
         Total                                        18,615          17,619



Electric Revenues - (in millions):
       Residential                                      $273            $235
       Commercial                                        222             200
       Industrial                                        141             112
       Wholesale                                          75              65
       Other                                               6               5
                                                   -----------    ------------
         Native                                          717             617
       Interchange sales                                 101              65
       EEI                                                18              30
       Other                                              20              35
                                                   -----------    ------------
         Total                                          $856            $747



Power Supply  (%):
      Fossil                                            80.8            72.3
      Nuclear                                           11.5            11.0
      Hydro                                              0.6             1.4
      Purchased                                          7.1            15.3

Fuel Cost per kWh (cents)                              0.990           0.971
Gas Sales - MMBTU (in thousands)                      31,468          17,766


                                                    March 31,     December 31,
                                                        2003            2002
                                                   -----------    ------------
Common Stock:
       Shares outstanding (in millions)                161.1           154.1
       Book value per share                           $25.51          $24.26


Capitalization Ratios:

       Common equity                                   46.1%           51.6%
       Preferred stock                                  2.7%            2.6%
       Debt, net of cash                               51.2%           45.8%


                                                    AMEREN CORPORATION (AEE)
                                                CONSOLIDATED STATEMENT OF INCOME
                                       (Unaudited, in millions, except per share amounts)

                                                                                                     Three Months Ended
                                                                                                          March 31,
                                                                                                      2003        2002
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
---------------------------------------------------------------------------------------------------------------------------
                         Electric                                                                     $ 856       $ 747
                         Gas                                                                            250         125
                         Other                                                                            2           2
                                                                                                ------------  ----------
                     Total operating revenues                                                         1,108         874

Operating Expenses:
---------------------------------------------------------------------------------------------------------------------------
                         Fuel and purchased power                                                       221         203
                         Gas                                                                            185          85
                         Other operations and maintenance                                               299         262
                         Depreciation and amortization                                                  124         107
                         Income taxes                                                                    52          38
                         Other taxes                                                                     78          68
                                                                                                ------------  ----------
                     Total operating expenses                                                           959         763
                                                                                                ------------  ----------
Operating Income                                                                                        149         111
---------------------------------------------------------------------------------------------------------------------------

Other Income and Deductions:
---------------------------------------------------------------------------------------------------------------------------
                         Allowance for equity funds used during construction                              -           2
                         Miscellaneous, net -
                                 Miscellaneous income                                                     6           3
                                 Miscellaneous expense                                                   (3)         (4)
                                                                                                ------------  ----------
                     Total other income and deductions                                                    3           1
                                                                                                ------------  ----------

Interest Charges and Preferred Dividends:
---------------------------------------------------------------------------------------------------------------------------
                          Interest                                                                       68          52
                          Allowance for borrowed funds used during construction                          (2)         (2)
                          Preferred dividends of subsidiaries                                             3           3
                                                                                                ------------  ----------
                      Net interest charges and preferred dividends                                       69          53
                                                                                                ------------  ----------

Income Before Cumulative Effect of Change in Accounting Principle                                        83          59
---------------------------------------------------------------------------------------------------------------------------

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes                                 18           -
---------------------------------------------------------------------------------------------------------------------------

Net Income                                                                                            $ 101        $ 59
===========================================================================================================================

Earnings per Common Share - Basic and Diluted:
   Income Before Cumulative Effect of Change in Accounting Principle                                 $ 0.52       $0.42
   Cumulative Effect of Change in Accounting Principle, Net of Income Taxes                            0.11           -
                                                                                                ------------  ----------
   Net Income                                                                                        $ 0.63       $0.42
===========================================================================================================================

Average Common Shares Outstanding                                                                     158.9       139.7
===========================================================================================================================


                                                    AMEREN CORPORATION (AEE)
                                                   CONSOLIDATED BALANCE SHEET
                                                    (Unaudited, in millions)

                                                                                           March 31,       December 31,
                                                                                              2003             2002
------------------------------------------------------------------------------------------------------------------------
Assets
------------------------------------------------------------------------------------------------------------------------
Property and Plant, net                                                                       $ 10,182          $ 8,840
------------------------------------------------------------------------------------------------------------------------
Investments and Other Assets:
------------------------------------------------------------------------------------------------------------------------
                             Investments                                                           169               38
                             Nuclear decommissioning trust fund                                    172              172
                             Goodwill and other intangibles                                        621                -
                             Other assets                                                          336              307
                                                                                        ---------------  ---------------
                        Total investments and other assets                                       1,298              517
------------------------------------------------------------------------------------------------------------------------
Current Assets:
------------------------------------------------------------------------------------------------------------------------
                             Cash and cash equivalents                                             294              628
                             Accounts receivable - trade                                           360              266
                             Unbilled revenue                                                      180              176
                             Miscellaneous accounts and notes receivable                            54               44
                             Materials and supplies, at average cost                               354              299
                             Other current assets                                                   49               39
                                                                                        ---------------  ---------------
                        Total current assets                                                     1,291            1,452
                                                                                        ---------------  ---------------
Regulatory Assets                                                                                  818              690
------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                  $ 13,589         $ 11,499
========================================================================================================================

Capital and Liabilities
------------------------------------------------------------------------------------------------------------------------
Capitalization:
------------------------------------------------------------------------------------------------------------------------
                             Common stock                                                          $ 2              $ 2
                             Other paid-in capital, principally premium on common stock          2,480            2,203
                             Retained earnings                                                   1,738            1,739
                             Accumulated other comprehensive income                                (96)             (93)
                             Other                                                                 (14)              (9)
                                                                                        ---------------  ---------------
                                 Total common stockholders' equity                               4,110            3,842
                             Preferred stock not subject to mandatory redemption                   235              193
                             Long-term debt, net                                                 4,499            3,433
                                                                                        ---------------  ---------------
                        Total capitalization                                                     8,844            7,468
Minority Interest in Consolidated Subsidiaries                                                      16               15
------------------------------------------------------------------------------------------------------------------------
Current Liabilities:
------------------------------------------------------------------------------------------------------------------------
                             Current maturities of long-term debt                                  342              339
                             Short-term debt                                                        16              271
                             Accounts and wages payable                                            295              369
                             Asset retirement obligation                                             4                -
                             Accumulated deferred income taxes                                       5                5
                             Taxes accrued                                                         144               45
                             Other current liabilities                                             251              172
                                                                                        ---------------  ---------------
                        Total current liabilities                                                1,057            1,201
Accumulated Deferred Income Taxes                                                                2,000            1,707
Accumulated Deferred Investment Tax Credits                                                        159              149
Regulatory Liabilities                                                                             129              136
Asset Retirement Obligation                                                                        396              174
Accrued Pension Liabilities                                                                        524              377
Other Deferred Credits and Liabilities                                                             464              272
------------------------------------------------------------------------------------------------------------------------

Total Capital and Liabilities                                                                 $ 13,589         $ 11,499
========================================================================================================================




                                                         AMEREN CORPORATION (AEE)
                                                   CONSOLIDATED STATEMENT OF CASH FLOWS
                                                         (Unaudited, in millions)

                                                                                                         Three Months Ended
                                                                                                               March 31,
                                                                                                          2003         2002
--------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating:
--------------------------------------------------------------------------------------------------------------------------------
                                Net income                                                                  $ 101         $ 59
                                Adjustments to reconcile net income to net cash
                                  provided by operating activities:
                                    Cumulative effect of change in accounting principle                       (18)           -
                                    Depreciation and amortization                                             124          107
                                    Amortization of nuclear fuel                                                7            7
                                    Amortization of debt issuance costs and premium/discounts                   2            2
                                    Allowance for funds used during construction                               (2)          (4)
                                    Deferred income taxes, net                                                  3           (3)
                                    Deferred investment tax credits, net                                       (3)          (2)
                                    Other                                                                      (7)         (11)
                                    Changes in assets and liabilities:
                                        Receivables, net                                                       13           26
                                        Materials and supplies                                                 44           37
                                        Accounts and wages payable                                           (186)        (218)
                                        Taxes accrued                                                          68           69
                                        Assets, other                                                           7          (17)
                                        Liabilities, other                                                     73           58
                                                                                                            --------    --------
                           Net cash provided by operating activities                                          226          110
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing:
--------------------------------------------------------------------------------------------------------------------------------
                                Construction expenditures                                                    (144)        (159)
                                Acquisitions, net of cash acquired                                           (488)           -
                                Allowance for funds used during construction                                    2            4
                                Nuclear fuel expenditures                                                       -           (5)
                                Other                                                                           1            -
                                                                                                            --------    --------
                           Net cash used in investing activities                                             (629)        (160)
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing:
--------------------------------------------------------------------------------------------------------------------------------
                                Dividends on common stock                                                    (102)         (91)
                                Capital issuance costs                                                        (10)         (20)
                                Redemptions -
                                    Nuclear fuel lease                                                         (2)           -
                                    Short-term debt                                                          (255)        (536)
                                    Long-term debt                                                            (31)          (4)
                                Issuances -
                                    Common stock                                                              285          246
                                    Nuclear fuel lease                                                          -            3
                                    Long-term debt                                                            184          445
                                                                                                            --------    --------
                           Net cash provided by financing activities                                           69           43

--------------------------------------------------------------------------------------------------------------------------------
Net Change In Cash and Cash Equivalents                                                                      (334)          (7)
Cash and Cash Equivalents at Beginning of Period                                                              628           67
--------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                                                                  $ 294         $ 60
================================================================================================================================
